Sales Partner Agreement

Sales Partner Agreement

This Sales Partner Agreement ("Agreement") is entered into on 17st day of May 2010 (the "Effective Date") by and between Alterwave sa ("Alterwave") and Portlogic Systems Inc. (“Portlogic”) on the following terms and conditions.

1.

Appointment as Sales Partner

Subject to the terms and conditions set forth in this Agreement, Alterwave hereby appoints Portlogic, and Portlogic hereby accepts its appointment, as Alterwave’s “Sales Partner” for the purpose of identifying and pursuing customers for the purpose of reselling Alterwave software systems and solutions (“Alterwave Products”).  The appointment of Portlogic as a Sales Partner is non-assignable and permits Portlogic to market and resell Alterwave Products. Portlogic hereby certifies and agrees that, in consideration of the benefits of such appointment, Portlogic will comply with the terms and conditions of this Agreement and will use its best efforts to market and promote systems and solutions involving Alterwave Products.

2.

Term/Termination

This Agreement shall become effective on the Effective Date and shall continue for a term of one (1) year with the understanding that either party may terminate this Agreement at any earlier date with thirty (30) days prior written notice and with no further obligation to the other Party, except full payment for services rendered as agreed herein and outlined in Section 7. This Agreement may be renewed for additional one-year periods upon mutual written agreement of the parties.

3.

Marketing Opportunities

Portlogic will be expected to independently promote the sale of Alterwave Products to customers in its target markets and generate its own leads. Alterwave entitles Portlogic to use Alterwave’s trademarks, trade names, service marks, logos or other marks or symbols (collectively, "Marks") for the purposes under this Agreement only. Alterwave acknowledges that Portlogic may provide same or similar marketing services for its other partners.

4.

Confidentiality

Each party expressly undertakes to retain in confidence all information and know-how transmitted to the other that the disclosing party has identified as being proprietary and/or confidential (“Confidential Information”), and expressly undertakes to make no use of Confidential Information except as required to perform its obligations under this Agreement during its term.  All Confidential Information shall be treated by the receiving party with the same degree of care as is used with respect to the receiving party’s own information of like importance that is to be kept confidential to prevent disclosure to any third party.  However, neither party shall have an obligation to maintain the confidentiality of information that:  (a) is already in the public domain or subsequently becomes available to the public through no breach of this Agreement by the receiving party; (b) was lawfully in the receiving party’s possession prior to receipt from the disclosing party; (c) is received independently from a third party free to lawfully disclose such information to the receiving party; (d) is generally made available to third parties by the disclosing party without restrictions on disclosure; or (e) is disclosed pursuant to a court order, provided that the receiving party shall provide the disclosing party reasonable notice of such order and the opportunity to object to or limit such disclosure.

Unless otherwise mutually agreed in writing, the receiving party’s obligations hereunder with respect to each item of Confidential Information shall survive for twelve (12) months after the termination or expiration of this Agreement.

5.

Warranties

Each party acknowledges and warrants that:

Sales Partner Agreement

(a)

Its entry into and/or performance of this Agreement will not be in breach of any express or implied terms of any contract with or other obligation to any third party;

(b)

It is solvent and able to perform all of its obligations under this Agreement and will remain capable to do so throughout the Term of this contract.

6.

Indemnification

Each party shall defend, indemnify and hold the other party and its affiliates, partners and directors harmless from any and all claims by any other party (including reasonable attorneys’ fees and costs of litigation) resulting from the other party’s own breaches, acts, omissions or misrepresentations, regardless of the form of action. Each party is responsible for its own actions only and not of the other party’s.

7.

Effects of Termination

Upon the effective date of any termination of this Agreement, whether by expiration or otherwise:

(a)

If such termination is due to a breach by Portlogic, the entire balance of any and all monies owed by Portlogic to Alterwave shall mature and become immediately due and payable; otherwise such monies will be paid as they become due;

(b)

Alterwave will pay to Portlogic, as they become due, all fees directly resulting from Portlogic’s activities that occurred while this Agreement was in effect, subject to the terms and conditions contained in this Agreement and subject to setoff of those amounts due Alterwave pursuant to Section 7(a) above.  New claims for compensation may not be submitted by Portlogic after a valid termination notice is served;

(c)

Portlogic shall immediately cease marketing Alterwave Products and using the Marks and other identifying phrases and logos of Alterwave.

(d)

Both parties shall return all tangible embodiments of the other party’s Confidential Information and any other materials provided pursuant to this Agreement and shall cease any and all use of the foregoing items.

In addition to those provisions expressly surviving termination or expiration, Sections 4 and 5 of this Agreement shall survive any termination or expiration of this Agreement and shall at all times continue to bind the parties and their legal representatives, successors, transferees and assignees.

8.

Independent Contractors

Each party shall perform its obligations hereunder as an independent contractor and shall be solely responsible for its own financial obligations.  Neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other party.

9.

General

This Agreement shall be governed by the laws of the Province of Ontario, Canada.  With respect to the subject matter hereof, this Agreement contains the complete and exclusive statement of the agreement between the parties and supersedes all prior agreements and understandings (whether oral or written) between the parties.  This Agreement may not be modified or amended except in a writing executed by Portlogic and Alterwave which refers to this Agreement. This Agreement will be binding on Portlogic and Alterwave after the signature of this Agreement by both contracting parties

Sales Partner Agreement

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized representative as of the Effective Date hereof:

Portlogic Systems Inc.

 Alterwave sa

By:

/s/ Jueane Thiessen

By:

/s/ Jean-Michel Mertz

Title:

Principal Executive Officer

Title:

Business Development Manager

Date:

May 17, 2010

Date:

May 19, 2010